Exhibit 99.1

McGrath RentCorp to Webcast Annual Meeting

LIVERMORE, Calif., Jun 2, 2008 — McGrath RentCorp (NASDAQ: MGRC) today announced that it will webcast its 2008 Annual Meeting of Shareholders. The meeting will be held at 2:00 p.m. local time on Wednesday, June 4, 2008 at the Company’s headquarters at 5700 Las Positas Road, Livermore, CA 94551. Those shareholders who are unable to attend may listen to a live audio webcast of the proceedings by following the appropriate link in the investor relations section of the Company’s website at www.mgrc.com.

About McGrath RentCorp

Founded in 1979, the Company, under the trade name Mobile Modular Management Corporation, rents and sells modular buildings to fulfill customers’ temporary and permanent space needs in California, Texas, Florida, North Carolina and Georgia. Mobile Modular believes it is the largest provider of relocatable classrooms for rental to school districts for grades K - 12 in California. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading providers of general purpose and communications test equipment in North America.

For more information on McGrath RentCorp, visit www.mgrc.com

CONTACT:

McGrath RentCorp

Keith E. Pratt, 925-606-9200

Chief Financial Officer